Exhibit 32

CERTIFCATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL

OFFICER PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Harry’s Trucking,

Inc. (the "Company") for the year ended December 31, 2007 as filed with the

Securities and Exchange Commission on the date hereof (the "Report"), Haris Tajar, as Chief Executive Officer (Principal Executive Officer) of the Company

and Miki Antunovich, as Chief Financial Officer (Principal Financial Officer) of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge, respectively, that:

1.) The Report fully complies with the requirements of Section 13(a) or
15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2.) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 7, 2008	By: /s/ HARIS TAJYAR
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Name: Haris Tajyar
Title: Chief Executive Officer
(Principal Executive Officer)

Dated April7, 2008	By: /s/ MIKI ANTUNOVICH
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Name: Miki Antunovich
Title: Chief Financial Officer
(Principal Financial Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Harry’s Trucking, Inc. and will be retained by Harry’s Trucking, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.